Exhibit 10.8

Execution Version

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “Supplemental Indenture”), dated as of June 20, 2023, between Western Digital Technologies, Inc., (the “Guaranteeing Subsidiary”), a Delaware corporation and subsidiary of Western Digital Corporation, a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 13, 2018, providing for the issuance of 4.750% Senior Notes due 2026 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Guarantees; Release.

(a)

The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to a Guarantor in order to comply with Section 11.01 of the Indenture.

(b)

The Guaranteeing Subsidiary’s Guarantee pursuant to this Supplemental Indenture shall be automatically released without the need for any further action on the part of the Guaranteeing Subsidiary, the Company, the Trustee or the holders of the Notes on the date that the Guarantee is no longer required pursuant to the Indenture, including as a result of any waiver, consent or amendment of Section 11.01 of the Indenture or as a result of a reduction in the amount of Non-Guarantor Subsidiary Debt. Any such release shall be evidenced by the delivery by the Company of an Officer’s Certificate certifying to the same).

(3)    Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

(5)    Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Any signature (including, without limitation, (x) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record and (y) any facsimile, E-pencil or .pdf signature) hereto or to any other certificate, agreement or document related to this Supplemental Indenture, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Supplemental Indenture. Each of the parties to this Supplemental Indenture represents and warrants to the other parties that it has the corporate capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

(6)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(7)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of, or affecting the liability of, the Trustee, whether or not elsewhere herein so provided.

(8)    Benefits Acknowledged. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WESTERN DIGITAL TECHNOLOGIES, INC.

By:	/s/ Grace Lin
	Name:	Grace Lin
	Title:	Vice President, Treasury

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Jason
	Name:	David Jason
	Title:	Vice President

[Signature Page to First Supplemental Indenture]